Exhibit 99

Warrant Distribution FAQ

Overview and Eligibility

Why is the Company issuing warrants?

The warrant distribution was declared by the board of directors (the “Board”) of Paramount Skydance Corporation (the “Company”). The warrants are being issued in connection with the Company’s acquisition of Warner Bros. Discovery, Inc. (the “Acquisition”). The warrant distribution was recommended to the Board by a Special Committee of the Board established in connection with the Company’s approval of the Acquisition and advised by independent financial and legal advisors. The Company’s intention to distribute the warrants was initially announced on April 7, 2026, in connection with the announcement of the syndication to certain parties (the “Equity Syndication”) of the purchase obligations under the subscription agreements entered into by The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, Mr. Lawrence J. Ellison and RedBird Capital Partners Fund IV (Master), L.P., in each case, providing for a private placement investment in the Company’s Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), to finance the Acquisition. The warrants are intended to provide eligible holders of the Class B Common Stock with the opportunity to purchase shares of Class B Common Stock on similar terms to those offered to the parties to the Equity Syndication and to participate in any future appreciation in the value of the Class B Common Stock, or alternatively to monetize the value of the warrants directly by selling them, subject in each case to the terms of the warrants. Each eligible holder of record of Class B Common Stock will receive one (1) warrant (rounded down to the nearest whole warrant) for each one (1) share of Class B Common Stock held as of October 5, 2026 (as the same may be extended, the “Record Date”), at no cost and with no action required. Affiliates of the Ellisons and of RedBird Capital Partners Management LLC are “Restricted Holders” as defined below and they (in addition to certain subsidiaries of the Company that hold shares of Class B Common Stock as of the Record Date) will not be entitled to receive warrants with respect to shares of Class B Common Stock they beneficially own. Additionally, those who hold shares of Class B Common Stock through the Paramount Global 401(k) Plan’s Company stock fund (“Paramount Global 401(k) Plan Holders”) will be subject to separate arrangements with respect to such shares, as described in more detail under “How are Paramount Global 401(k) Plan Holders treated?”. The distribution of the warrants is contingent on the closing of the Acquisition; however, the Acquisition is subject to further closing conditions, and the ultimate timing for the closing of the Acquisition, if any, is not yet certain. As a result, the Record Date may be subject to cancellation or change as discussed in more detail under “Key dates” below.

What is a warrant?

A warrant is a security issued by the Company that is similar to an option and gives the holder the right, but not the obligation, to purchase a share of Class B Common Stock, at a specified price (called the “Exercise Price”) before the warrant expires.

What is the warrant distribution?

The warrant distribution is a dividend of warrants by the Company with respect to shares of Class B Common Stock issued and outstanding as of the Record Date (other than to Restricted Holders and Paramount Global 401(k) Plan Holders, as described below). As with a cash dividend, eligible shareholders do not need to pay any amount or take any other action to receive the distribution. In the case of a warrant dividend distribution, the asset being distributed is in the form of a warrant instead of cash. The Company expects to distribute the warrants on or about October 13, 2026 (as the same may be extended, the “Issue Date”). The distribution of the warrants is contingent on the closing of the Acquisition; however, the Acquisition is subject to further closing conditions, and the ultimate timing for the closing of the Acquisition, if any, is not yet certain. As a result, the Issue Date may be subject to cancellation or change as discussed in more detail under “Key dates” below. The shares of Class B Common Stock issued and outstanding as of the Record Date that are entitled to the warrant distribution will trade with the related entitlement to the warrant dividend distribution until the ex-dividend trading date (the “Ex-Dividend Date”), which is expected to be the trading day following the Issue Date.

Key highlights

●	No action required, and at no cost: For every one (1) share of Class B Common Stock owned as of the Record Date, eligible holders will receive one (1) warrant (rounded down to the nearest whole warrant). No fractional warrants will be issued.
●	Potential liquidity and choice: The warrants are expected to be listed on the New York Stock Exchange (the “NYSE”) on or about the Issue Date, so holders may be able to monetize the warrants or hold for potential upside of the underlying Class B Common Stock. However, there can be no assurance that an active trading market for the warrants will develop or be sustained.
●	Not dilutive at issuance: Because the warrants do not convert into shares of Class B Common Stock unless and until they are exercised, the distribution of the warrants itself is not dilutive. However, your ownership interest in Class B Common Stock may be diluted to the extent you or other warrant holders exercise any warrants.
●	Potential source of capital: If holders of warrants elect to exercise their warrants, the Company would receive cash proceeds (subject to certain exceptions) from those exercises. Our management will have broad discretion in the application of any such proceeds; however, we currently expect to use such proceeds for general corporate purposes.
●	Certain “Restricted Holders” excluded: No warrant will be distributed to, and no warrant is exercisable by, each of Lawrence J. Ellison, David F. Ellison, Gerald J. Cardinale, The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, and RedBird Capital Partners Fund IV (Master), L.P. or any of their respective affiliates, successors or transferees (collectively, the “Restricted Holders”), or any direct or indirect subsidiary of the Company that holds any shares of Class B Common Stock as of the Record Date.
●	Paramount Global 401(k) Plan Holders: No warrant will be distributed to, and no warrant is exercisable by, the Paramount Global 401(k) Plan or any of its participants with respect to investment in its Company stock fund.

Key dates

●	Record Date: The close of business, New York City time, on October 5, 2026 (or such later date as may be determined by the Board or a committee thereof)
●	Issue Date: On or about October 13, 2026 (or such later date as may be determined by the Board or a committee thereof), subject to the prior closing of the Acquisition
●	Ex-Dividend Date: Expected on or about October 14, 2026, which is the trading day following the Issue Date
●	Scheduled expiration: 5:00 p.m., New York City time, on the tenth anniversary of the Issue Date, subject to any early expiration as described below (the “Expiration Date”)

The distribution of the warrants is contingent on the closing of the Acquisition; however, the Acquisition is subject to further closing conditions, and the ultimate timing for the closing of the Acquisition, if any, is not yet certain. As a result, the Company may, at its discretion, choose to cancel the Record Date and/or the Issue Date or postpone the Record Date and/or the Issue Date to a later date. If the Record Date and/or the Issue Date is cancelled or postponed, the Company will issue a public announcement of such change in a manner that complies with the rules of the exchange where the Company is then listed.

Who will receive the warrants and how many warrants will be received?

Holders of the Class B Common Stock issued and outstanding as of the Record Date, other than the Restricted Holders, Paramount Global 401(k) Plan Holders and any of our wholly owned subsidiaries that own Class B Common Stock, will receive one (1) warrant for each one (1) share of Class B Common Stock held by such holders (rounded down to the nearest whole warrant). The Company expects to issue approximately 470 million warrants on the Issue Date.

Fractional warrants will not be issued. For warrants distributed with respect to shares of Class B Common Stock held through The Depository Trust Company (“DTC”), per-account rounding may apply at your broker, subject to the broker’s policies and procedures.

My shares of Class B Common Stock are in a margin account (and/or my shares of Class B Common Stock were on loan) as of the Record Date. How are my warrants handled?

If your shares of Class B Common Stock are being pledged as collateral or loaned out as of the Record Date, you may not be the beneficial owner of record and accordingly, may not receive the warrant distribution directly. In some cases, your broker may post “in-lieu of” warrant credits. This “in lieu of” warrant credit does not represent an exercisable warrant, and you will not be able to exercise or trade your warrant entry unless your broker takes steps to obtain the actual warrant for you, which is not guaranteed. In some cases, you may need to transfer your shares of Class B Common Stock from a margin account to a non-margin account (sometimes referred to as a cash account or fully paid-for account) in order to be eligible to receive the warrant distribution. Contact your broker to confirm your entitlement to the warrant distribution, the form of any credit that may be provided, and whether any action is required, as practices may vary across firms.

When will the warrants be distributed?

The Company expects to distribute the warrants on the Issue Date, on or about October 13, 2026.

What is the last day I can buy shares of Class B Common Stock and still receive the warrants?

Purchases generally must be executed prior to the Ex-Dividend Date in order to be entitled to the warrant distribution. If you buy shares on the Ex-Dividend Date or later, you will not receive any warrants. In other words, the Ex-Dividend Date is the first trading day on which purchases of shares of Class B Common Stock no longer include the right to receive the warrants that will be distributed on the Issue Date. Please confirm specific timing with your broker.

Will the Company receive any proceeds immediately?

No. The Company will not receive any proceeds from the warrant distribution itself. The Company will receive cash proceeds only to the extent holders exercise their warrants through Physical Settlement (described below) on or before the applicable Expiration Date and pay the applicable Exercise Price in cash to the Company.

Trading and Handling

What do I have to do to receive the warrants?

In most cases, no action is required if you are a shareholder of Class B Common Stock as of the Record Date and you have not lent out your shares of Class B Common Stock to your broker or other parties, but we advise that you confirm this with your broker. Processing timelines may vary by broker.

If, following the Issue Date, my warrants are not showing up in my brokerage account, what should I do?

Typically, your broker will be responsible for crediting your account with warrants if you hold shares of Class B Common Stock as of the Record Date and such shares of Class B Common Stock are not being pledged as collateral or loaned out. If your shares of Class B Common Stock are being pledged as collateral or loaned out, other mechanics may apply. In all cases, you should contact your broker directly for confirmation and for any other information regarding timing and access to warrants, including the mechanics for warrant sales and exercises.

Will the warrants trade publicly? When will trading begin?

The Company intends to list the warrants on the NYSE, subject to receipt of listing approvals. Trading is expected to begin on the Issue Date. You may hold, sell, or exercise the warrants independently of your Class B Common Stock. There is no established trading market for the warrants, and no assurance can be given that an active trading market will develop or be sustained.

Will there be “when issued” trading in the warrants?

No. There will be no “when issued” trading for the warrants. The warrants will first open for trading on the Issue Date, which is expected on or about October 13, 2026.

Can I sell or transfer the warrants?

Except for applicable securities laws and company policies that may apply to insiders, we are not aware of any restrictions on buying or selling the warrants. Therefore, you can choose to hold, exercise, or sell them based on your financial objectives. Your ability to sell the warrants will depend, in part, on whether a trading market develops for the warrants. We cannot provide any assurances that an active trading market for the warrants will develop or that there will be liquidity in the trading market for the warrants, or the price at which the warrants will be able to be resold. You should consult your financial advisor or broker for assistance.

Are there risks associated with the warrants?

Yes. Like any security, the warrants involve risks. Among other things, they could expire with no value if not exercised or sold before the applicable Expiration Date, trading/liquidity may be limited, and the exercise window may be shortened to the extent the Company elects to designate an Early Expiration Date (see “Scheduled Expiration and Potential Early Expiration” below).

Please review the “Risk Factors” in the Company’s prospectus and prospectus supplement that we intend to file in connection with the warrants and our other filings with the Securities and Exchange Commission (the “SEC”) for a more detailed discussion.

What happens to my warrant entitlement if I sell my Class B Common Stock after the Record Date?

The shares of Class B Common Stock issued and outstanding as of the Record Date will trade with the related entitlement to the warrant dividend distribution until the Ex-Dividend Date. Therefore, if you were a holder of record as of the Record Date and you sell your shares of Class B Common Stock prior to the Ex-Dividend Date, the entitlement to receive the warrants on the Issue Date will be transferred with those shares to the buyer, and you will not receive any warrants. If you sell your shares of Class B Common Stock on or after the Ex-Dividend Date, you will transfer only the shares and will retain the warrants.

What happens to my warrants if I sell my Class B Common Stock after the Issue Date?

If you received warrants on the Issue Date, the warrants will remain in your account from and after the Issue Date until you transfer or exercise the warrants or the Expiration Date occurs even if you sell your shares of Class B Common Stock on or after the Ex-Dividend Date. The warrants are separate securities and do not transfer automatically with the Class B Common Stock on or after the Ex-Dividend Date. Check with your broker regarding account-level mechanics.

Terms and Pricing

What is the Exercise Price?

Each warrant entitles the holder thereof to purchase one share of Class B Common Stock at an initial Exercise Price to be determined, which initially will equal the average of the daily volume-weighted average price of the Company’s Class B Common Stock for the twenty (20) trading days ending on (and including) the third business day prior to the closing of the Acquisition, subject to a maximum of $16.02 per share and a minimum of $12.00 per share. The Exercise Price is subject to customary anti-dilution adjustments as set forth in the Warrant Agreement and further described in the Company’s prospectus and prospectus supplement that will be filed in connection with the warrants.

How many shares of Class B Common Stock do I receive per warrant exercised?

Each warrant entitles the holder to receive one (1) share of Class B Common Stock upon exercise (subject to customary anti-dilution adjustments). No fractional shares will be issued; any fractional share entitlement will be paid out in cash based on the applicable closing sale price.

Will the Exercise Price be adjusted for dividends or other events?

As set forth in the Warrant Agreement and further described in the Company’s prospectus and prospectus supplement that will be filed in connection with the warrants, the Exercise Price and the number of shares of Class B Common Stock issuable upon exercise of the warrants are subject to certain customary anti-dilution adjustments, including for stock dividends, splits and combinations, rights issuances, other non-cash distributions and spin-offs, cash dividends in excess of a $0.05 quarterly threshold (which is subject to customary anti-dilution adjustments and adjustments to account for any change in the frequency of payment of the regular cash dividend), and tender or exchange offers. In addition, the Company may decrease the Exercise Price or increase the number of shares of Class B Common Stock issuable upon exercise for any reason the Board considers to be advisable.

Scheduled Expiration and Potential Early Expiration

When are the warrants scheduled to expire?

The warrants are scheduled to expire at 5:00 p.m., New York City time, on the date that is the tenth (10th) anniversary of the Issue Date.

Can the warrants expire earlier than the scheduled Expiration Date?

Yes. Beginning on the first trading day immediately following the third anniversary of the Issue Date, the Company may (but is not required to) designate an earlier expiration date (the “Early Expiration Date”) if, during any period of thirty (30) consecutive trading days, the closing sale price of the Class B Common Stock equals or exceeds $30.00 per share (subject to adjustment) on at least twenty (20) trading days (which need not be consecutive), including the trading day immediately preceding the date on which the Company provides notice of the early expiration.

If the Company elects to designate an Early Expiration Date, it will announce the early expiration by issuing a press release and providing notice to warrant holders. The designated Early Expiration Date must be a business day no fewer than twenty (20) and no more than forty-five (45) scheduled trading days after the date of such notice.

Exercising and Settlement

How do I exercise the warrants?

If you hold your warrants through a brokerage account, bank, or other financial institution (i.e., in street name), you should contact your broker, bank, or other financial institution for the procedures and deadlines to exercise your warrants. Your intermediary may require that exercise instructions be submitted in a particular manner and by an earlier deadline than 5:00 p.m., New York City time, on the applicable Expiration Date. If you are a registered holder of warrants, the procedures for exercising your warrants will be set forth in the Warrant Agreement to be filed with the SEC on Form 8-K. You may also contact Client Services at Equiniti Trust Company, LLC (the “Warrant Agent”) if you have additional questions about the exercise process. You can contact the Warrant Agent toll-free at 1-866-595-1717 or local direct dial at 651-450-4064.

When can I exercise my warrants?

You may exercise your warrants at any time from the Issue Date until the applicable Expiration Date (including any Early Expiration Date designated by the Company), subject to the limited exceptions set forth in the Warrant Agreement and further described in the Company’s prospectus and prospectus supplement that will be filed in connection with the warrants and any earlier deadline imposed by your broker, bank, or other financial institution.

What happens if the trading price of the Company’s Class B Common Stock does not exceed the Exercise Price?

If you do not sell or exercise your warrants by the applicable Expiration Date, your warrants will expire and have no value. You may exercise your warrants even if the trading price of the Company’s Class B Common Stock does not exceed the Exercise Price. However, in that circumstance, you may prefer to purchase shares of the Company’s Class B Common Stock in the market at a lower price instead.

What are the settlement methods?

There are two settlement methods:

(1) Physical Settlement: The holder of warrants pays the Exercise Price in cash and receives one share of Class B Common Stock per warrant exercised (subject to adjustment). The Company will settle exercises through Physical Settlement whenever a registration statement covering the shares of Class B Common Stock issuable upon exercise is effective and such shares are qualified for sale or exempt from qualification under applicable law.

(2) Net Share Settlement: Net Share Settlement applies automatically if the registration statement covering the shares of Class B Common Stock issuable upon exercise is not effective or such shares are not qualified for sale under applicable law. In a Net Share Settlement, the holder of warrants does not pay the Exercise Price in cash and instead receives a reduced number of shares of Class B Common Stock, determined in accordance with the Warrant Agreement. Net Share Settlement is not available for as long as the registration statement is effective.

How can I pay the Exercise Price?

If Physical Settlement applies, payment is in cash (U.S. dollars) through your broker (if held in street name) or to the Warrant Agent (if you are a registered holder). No cash payment is required if Net Share Settlement applies because the registration statement covering the shares of Class B Common Stock issuable upon exercise is not effective or because such shares are not qualified for sale under applicable law. In such a case, the holder of warrants will receive a reduced number of shares of Class B Common Stock, determined in accordance with the Warrant Agreement, in lieu of paying the Exercise Price.

How are exercises settled? What happens upon settlement?

If you hold your warrants through a broker, settlement of exercises will be handled by your broker. If you are a registered holder, settlement will be handled pursuant to the Warrant Agreement through the Warrant Agent. For Physical Settlement, shares of Class B Common Stock deliverable upon exercise will be delivered on the second scheduled trading day following the exercise date for credit to your brokerage account (or registered account) in accordance with the procedures of DTC and the individual broker where such account is held. For Net Share Settlement, shares will be delivered on the second scheduled trading day following the end of the applicable calculation period for credit to your brokerage account (or registered account) in accordance with the procedures of DTC and the individual broker where such account is held. No fractional shares of Class B Common Stock will be issued; instead, cash will be paid in lieu of any fractional share.

What happens if I do not exercise my warrants?

You may hold your warrants, sell them, or exercise them before the applicable Expiration Date. If you do not sell or exercise your warrants by the applicable Expiration Date, they will expire and have no value, and your rights under the warrants will lapse with no further action required or penalty. In addition, if other warrant holders exercise their warrants and new shares of Class B Common Stock are issued to them while you do not exercise your warrants, your percentage ownership of Class B Common Stock will be diluted.

Can my broker impose an earlier deadline to exercise my warrants than the Expiration Date?

Yes. Your broker may set an earlier instruction deadline than the Expiration Date of the warrants and may require you to submit notices by specific methods. We recommend confirming your broker’s procedures, cut-offs, and method of notice well in advance. The Company currently expects to issue a public press release reminder ahead of expiration.

Other Holder Scenarios

What if I own listed call options?

The warrant distribution will only be made with respect to shares of Class B Common Stock issued and outstanding as of the Record Date. Accordingly, if you hold listed call options and wish to receive the warrant dividend, you must exercise your options and become the holder of record of the underlying shares of Class B Common Stock before the Record Date.

Following the Record Date, the Options Clearing Corporation (“OCC”) may adjust the terms of some or all listed options on the Company’s Class B Common Stock to reflect the warrant distribution, including by adjusting the deliverable under each option contract or other contract terms. Holders of listed options should review any OCC notices to determine whether, and how, their options have been adjusted.

In connection with the warrant distribution, listed options may receive an “NS” (non-standard) designation. NS-designated options are generally not exercisable through automated systems and instead require manual exercise through your brokerage firm. Option holders should contact their brokerage firm for details regarding applicable exercise procedures and timing.

What if I hold a short position as of the Record Date?

If you hold a short position in the Class B Common Stock as of the Record Date, you may be required under the terms of your stock loan arrangement to deliver warrants to the lender of the shares of Class B Common Stock you borrowed, unless the parties agree to an alternative arrangement. As a result, market participants with short positions may need to purchase warrants in the open market to satisfy this obligation. If you hold a short position, you should consult your broker and/or stock lender regarding your obligations.

How are Paramount Global 401(k) Plan Holders treated?

Although the Paramount Global 401(k) Plan offers investment in shares of Class B Common Stock through its Company stock fund, it cannot hold warrants due to legal restrictions under ERISA. Instead, for the shares of Class B Common Stock it holds in the Company stock fund, the Paramount Global 401(k) Plan will receive a number of shares of Class B Common Stock (rounded down to the nearest whole share) as of the Record Date based on a conversion formula approved by State Street Global Advisors Trust Company, the Company stock fund’s independent fiduciary. No fractional shares will be issued. If you are a Paramount Global 401(k) Plan Holder, you will receive information later explaining the timing and details.

How are warrants handled in brokerage accounts held through retirement plans and IRAs?

If your retirement plan account (other than the Paramount Global 401(k) Plan account) and/or your IRA holds shares of Class B Common Stock through a brokerage account as of the Record Date, the Company expects that in some cases warrants will be credited to that brokerage account. However, exercising or selling warrants from within a retirement plan account or IRA may be subject to additional rules or restrictions. Please consult your retirement plan’s or IRA’s broker, advisor, and/or administrator, as applicable.

Do non-U.S. shareholders qualify to receive the warrant dividend?

We are not aware of restrictions on international shareholders receiving warrants if they hold Class B Common Stock as of the Record Date. Tax treatment may vary based on a holder’s tax domicile as well as other factors, so both U.S. and non-U.S. shareholders should seek independent tax advice.

I hold shares through a registered account at Equiniti. How do I receive the warrant dividend?

If you hold shares of Class B Common Stock through a registered account at the Company’s stock transfer agent, Equiniti, warrants will be automatically credited to such account on the Issue Date.

What happens in a change of control or Designated Event?

If a “Designated Event” (as defined in the Warrant Agreement) occurs and you exercise your warrants within thirty-five (35) scheduled trading days following the effective date of such Designated Event, you may be entitled to receive additional shares of Class B Common Stock, determined in accordance with the table set forth in the Warrant Agreement and further described in the Company’s prospectus and prospectus supplement that will be filed in connection with the warrants.

Proceeds, Dilution & Other

Will this dilute my ownership?

The distribution of the warrants will not result in immediate dilution to holders of Class B Common Stock. New shares of Class B Common Stock will be issued only upon exercise of the warrants. Your ownership of the Company’s Class B Common Stock may be diluted to the extent any warrants are exercised.

How many total warrants will be issued?

The aggregate number of warrants that will be issued will depend on the number of shares of Class B Common Stock issued and outstanding on the Record Date. Such number will be disclosed at or before distribution. No fractional warrants will be issued.

How much cash could be received by the Company if all warrants are exercised?

The amount of cash the Company receives will depend on the number of warrants exercised for cash through Physical Settlement. The Company will not receive any cash proceeds from warrants exercised through Net Share Settlement. Assuming approximately 470 million warrants are issued in the warrant distribution and are exercised for cash through Physical Settlement at an assumed Exercise Price of $12.00, the Company would receive aggregate gross proceeds of approximately $5.6 billion. The actual amount of proceeds will depend on the number of warrants ultimately exercised (which, in turn, will depend on a number of factors, including the trading price of the Company’s Class B Common Stock), the Exercise Price and applicable transaction costs.

What will the Company do with any proceeds from exercises?

If exercised for cash, we currently expect to use proceeds for general corporate purposes.

Does this distribution mean that the Company is changing its dividend policy?

No. This distribution does not mean that the Company is changing its dividend policy. The Board regularly reviews the dividend policy. The amount of future dividends to be paid on our shares of Class B Common Stock will be determined by the Board based on a number of factors, including but not limited to our financial performance and condition, as well as expected capital needs.

Documents and Contacts

Where will I find the full Warrant Agreement and official terms?

The official terms will be set forth in the Warrant Agreement to be filed with the SEC on Form 8-K. The Company expects to file the Warrant Agreement with the SEC on or prior to the Issue Date. The Warrant Agreement will be available on the SEC’s EDGAR website (www.sec.gov).

Does this FAQ replace the official documents?

No. This FAQ is a general summary and does not cover every term or circumstance. If there is any inconsistency between this FAQ and the Warrant Agreement, the Warrant Agreement will prevail. Please refer to the version of the Warrant Agreement to be filed on the SEC’s EDGAR website (www.sec.gov) once available.

Can the Company change the warrant terms?

The procedures relating to any amendments or adjustments to the terms of the warrants will be set forth in the Warrant Agreement and further described in the Company’s prospectus and prospectus supplement that will be filed in connection with the warrants.

Where can I get ongoing updates that are relevant to the warrants?

The Company will issue public press releases and update the Investor Relations section of its website for key events related to the warrants, including notices in respect of any designated Early Expiration Date for the warrants, and any notice of a “Designated Event”. Please monitor our press releases and the Investor Relations section of our website for these updates.

For official terms and changes permitted under the Warrant Agreement, please refer to our SEC filings available on the SEC’s EDGAR website on or following the Issue Date.

Where can I get more information?

Please see our SEC filings and the Investor Relations section of our website, or contact Investor Relations at investorrelations@paramount.com.

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The issuance of the warrants and the issuance of the shares of Class B Common Stock upon exercise of the warrants will, in each case, be registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 and a related prospectus as supplemented by a related prospectus supplement. A Form 8-A registration statement and the prospectus supplement describing the terms of the warrants will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Holders should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein.

This FAQ shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This FAQ contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this FAQ that do not relate to matters of historical fact should be considered forward-looking, including statements regarding the Company’s expectations regarding the warrant distribution; the anticipated Record Date, Issue Date and Expiration Date for the warrants; the anticipated and expected use of proceeds from any proceeds received from the exercise of warrants; the acceptance for trading of the warrants on the NYSE; the existence of a market for the warrants; and the potential for upside to holders of the warrants. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks include, but are not limited to, market risks, trends and conditions. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on February 25, 2026, as updated by the Company’s Quarterly Reports on Form 10-Q and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.